Exhibit 5.1

July 2, 2018

Helios and Matheson Analytics Inc.

Empire State Building, 350 Fifth Avenue

New York, New York 10018

Re:	Registration Statement on Form S-3

Gentlemen:

We have acted as legal counsel to Helios and Matheson Analytics Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance and sale from time to time by the Company of (i) shares of its common stock, $0.01 par value per share (the “Common Stock”), (ii) shares of its preferred stock, $0.01 par value per share (the “Preferred Stock”), (iii) one or more series of debt securities of the Company (“Debt Securities”) to be issued pursuant to an Indenture (“Indenture”), the form of which is filed as Exhibit 4.2 to the Registration Statement, (iv) warrants to purchase shares of Common Stock, Preferred Stock, or Debt Securities (the “Warrants”), (v) subscription rights to purchase shares of Common Stock, Preferred Stock, Debt Securities or other securities of the Company (the “Rights”), and (vi) units consisting of any combination of the Common Stock, Preferred Stock, Debt Securities, Warrants and Rights (the “Units”) with an aggregate offering price of up to $1,200,000,000 (the Common Stock, Preferred Stock, Debt Securities Warrants, Rights and Units are each referred to herein as a “Security,” and collectively as the “Securities”). The Securities may be issued and sold by the Company pursuant to a registration statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof. The Registration Statement includes a base prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).The Securities may be offered and sold from time to time pursuant to Rule 415 promulgated under the Act, in amounts, at prices and on terms to be determined at the time of the offering thereof, at an aggregate initial offering price not to exceed $1,200,000,000.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. We have also examined the Registration Statement as filed with the Commission in accordance with the provisions of the Act, and the rules and regulations of the Commission thereunder. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

In expressing our opinions below, we have assumed, with your consent, that:

(a)       the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Act and will comply with all applicable laws;

Helios and Matheson Analytics Inc.

July 2, 2018

(b)       the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Act and will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(c)       no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

(d)       a Prospectus Supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission;

(e)       the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s) and the organizational documents of the Company, as applicable;

(f)        the Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(g)       the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered;

(h)       a definitive purchase, underwriting, sales or similar agreement (each a “Purchase Agreement”) with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(i)        the Indenture will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(j)        any Securities or other securities issuable upon conversion, exchange or exercise of any Security being offered and sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinions expressed in paragraphs 3, 4, 5 and 6 below are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally (including, without limitation, Sections 547 and 548 of the United States Bankruptcy Code and Article 10 of the New York Debtor and Creditor Law); (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Helios and Matheson Analytics Inc.

July 2, 2018

We express no opinion as to (i) any provision providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (ii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (iii) the securities or “Blue Sky” laws of any state to the offer or sale of the Securities and (iv) the antifraud provisions of the securities or other laws of any jurisdiction.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.       The Company has the authority pursuant to its Certificate of Incorporation, as amended (the “Charter”), to issue up to an aggregate of 500,000,000 shares of Common Stock. Upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance of shares of Common Stock (with such shares, together with all shares of Common Stock previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 500,000,000 shares), and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof in accordance with the applicable Purchase Agreement and all applicable law, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.       The Company has the authority pursuant to the Charter to issue up to an aggregate of 2,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Charter and applicable law, and upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance of shares of Preferred Stock (with such shares, together with all shares of Preferred Stock previously issued, designated or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 2,000,000 shares) and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof in accordance with the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities into or for which such shares of Preferred Stock may be convertible, exchangeable or redeemable), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.       When (a) the trustee has duly executed and delivered the Indenture, (b) the Indenture has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such Indenture) and duly executed and delivered by the Company, (c) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the specific terms of a particular issuance of Debt Securities have been duly established in accordance with such Indenture, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Debt Securities), and (e) the Debt Securities have been duly executed, issued and delivered against payment therefor in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Helios and Matheson Analytics Inc.

July 2, 2018

4.       When (a) a warrant agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such warrant agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Warrants), and (c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities issuable upon exercise of the Warrants), such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.       When (a) a unit agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution duly authorizing the execution and delivery of such unit agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Units have been duly established in accordance with such unit agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Units), and such (c) Units have been duly executed, issued and delivered against payment therefor in accordance with such unit agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding the Securities underlying the Units), such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.       When (a) a rights agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such rights agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Rights have been duly established in accordance with such rights agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Rights), and (c) the Rights have been duly executed, issued and delivered against payment therefor in accordance with such rights agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities issuable upon exercise of the Rights), such Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Helios and Matheson Analytics Inc.

July 2, 2018

This opinion is opining upon and is limited to the current federal laws of the United States and the Delaware General Corporation Law as such laws presently exist and to facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP